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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported) December 15, 1997



                                TEREX CORPORATION
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               (Exact Name of Registrant as Specified in Charter)


             Delaware                   1-10702              34-1531521
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   (State or Other Jurisdiction       (Commission          (IRS Employer
         of Incorporation)            File Number)        Identification No.)



     500 Post Road East, Suite 320, Westport, Connecticut       06880
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         (Address of Principal Executive Offices)             (Zip Code)


        Registrant's telephone number, including area code (203) 222-7170



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          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events.

On December 15, 1997, Terex Corporation ("Terex" or the "Company"), through its newly formed subsidiary, Terex Mining Equipment, Inc., announced an agreement to acquire the shares of O&K Mining GmbH, a wholly-owned subsidiary of O&K AG, for a total consideration of DM 320 million (approximately $180 million), consisting of DM 160 million (approximately $90 million) for the shares of O&K Mining GmbH and DM 160 million (approximately $90 million) in debt retirement, which includes a note payable to O&K AG, the Seller, in the amount of DM 40 million (approximately $22.5 million). O&K Mining GmbH, headquartered in Dortmund, Germany, is a manufacturer of hydraulic mining shovels.

The consummation of the acquisition is expected to take place in March 1998 and is subject principally to (i) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (ii) the approval of the transaction by the shareholders of O&K AG.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 1997


                               TEREX CORPORATION


                               By: /s/ Joseph F. Apuzzo
                                       Joseph F. Apuzzo
                                       Vice President Finance and Controller
                                       (Principal Accounting Officer)